Exhibit 4.4

EXECUTION COPY

STANDARD PACIFIC CORP.

$400,000,000 8.375% Senior Notes due 2021

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

December 22, 2010

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill, Lynch, Pierce, Fenner & Smith Incorporated

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

As Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

On the date hereof, Standard Pacific Corp., a Delaware corporation (the “Company”), is issuing and selling to Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (collectively, the “Initial Purchasers”) $400,000,000 in aggregate principal amount of its 8.375% Senior Notes due 2021 (the “Securities”), upon the terms set forth in the Purchase Agreement among the Company, the Guarantors listed on Schedule I hereto and the Initial Purchasers, dated December 7, 2010 (the “Purchase Agreement”), relating to the initial placement (the “Initial Placement”) of the Securities. The Securities are to be issued under the indenture dated as of April 1, 1999 (the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company N.A. (as successor in interest to J.P. Morgan Trust Company N.A. and The First National Bank of Chicago), as trustee, as supplemented by the Sixteenth Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, as issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”). The Company and the Guarantors hereby agree with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a “Holder” and, collectively, the “Holders”), as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Additional Guarantor” shall mean any subsidiary of the Company that executes a Guarantee after the date of this Agreement.

“Additional Interest” shall have the meaning indicated in Section 8 hereof.

“Affiliate” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Deferral Period” shall have the meaning indicated in Section 4(k)(ii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Period” shall mean the earlier of (i) 180 days following the date of effectiveness of the Exchange Offer Registration Statement, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement, and (ii) the date on which all Exchanging Dealers have sold all New Securities received by them in the Registered Exchange Offer.

“Exchange Offer Registration Statement” shall mean a registration statement of the Company and the Guarantors on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company) for New Securities.

“Filing Date” shall have the meaning indicated in Section 2(a).

“Final Memorandum” shall mean the offering memorandum, dated December 7, 2010, relating to the Securities, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

“FINRA Rules” shall mean the Conduct Rules and the By-Laws of the Financial Industry Regulatory Authority, Inc.

“Guarantees” shall mean the guarantees of the Securities and the New Securities by the Guarantors.

“Guarantors” shall mean the guarantors listed in Schedule 1 hereto and any Additional Guarantors; provided that a Guarantor whose Guarantee is terminated or otherwise released in accordance with the Indenture shall, after such termination or release, not be bound by any provisions of this Agreement other than (i) Section 6 (Indemnification and Contribution) and (ii) any other provision necessary to bind such Guarantor to its obligations under Section 6 (Indemnification and Contribution).

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall have the meaning set forth in the preamble hereto.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Inspectors” shall have the meaning set forth in Section 4(q)(i) hereof.

“Losses” shall have the meaning set forth in Section 6(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of Securities registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Registration Statement.

“New Securities” shall mean debt securities of the Company, guaranteed by the Guarantors and containing terms identical in all material respects to the Securities (except that the provisions relating to Additional Interest and transfer restrictions shall be modified or eliminated, as appropriate) to be issued under the Indenture.

“Original Issue Date” shall mean December 22, 2010.

“Participant” shall have the meaning set forth in Section 6(a) hereof.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such

Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Company and the Guarantors to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities.

“Registrable Securities” shall mean (i) Securities other than those (A) that have been registered under a Registration Statement and disposed of in accordance therewith or (B) that have been or are eligible to be distributed to the public pursuant to Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission and (ii) any New Securities resale of which by the Holder thereof requires compliance with the prospectus delivery requirements of the Act.

“Registration Default” shall have the meaning set forth in Section 8 hereof.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors pursuant to the provisions of Section 3 hereof, which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“underwriter” shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

2. Registered Exchange Offer. (a) Subject to Section 3 hereof, the Company and the Guarantors shall (i) prepare and, not later than 120 days following the Original Issue Date (the date of such filing being referred to as the “Filing Date”), file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer and (ii) use commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective under the Act not later than 90 days after the Filing Date.

(b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder is not an Affiliate of the Company, acquires the New Securities in the ordinary course of such Holder’s business, has not engaged in, and does not intend to engage in, the distribution of the New Securities, and has no arrangement or understanding with any person to participate in the distribution of the New Securities, is not holding Securities that have the status of an unsold allotment in the Initial Placement and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such New Securities from and after their receipt without any limitations or restrictions under Section 5 of the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States (provided that Exchanging Dealers will have a prospectus delivery requirement with respect to resales of the New Securities).

(c) In connection with the Registered Exchange Offer, the Company and the Guarantors shall:

(i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 30 Business Days after the date the Prospectus is mailed to the Holders (or, in each case, longer if required by applicable law);

(iii) use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act to ensure that it is available for sales of New Securities by Exchanging Dealers during the Exchange Offer Registration Period;

(iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or any Affiliate thereof;

(v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

(vi) prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Company is conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (B) including a representation that the Company has not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the best of the Company’s information and belief, each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities; and

(vii) comply in all material respects with all applicable laws, rules and regulations.

(d) As soon as practicable after the close of the Registered Exchange Offer, the Company and the Guarantors shall:

(i) accept for exchange all Securities validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

(iii) cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

(e) Any Broker-Dealer and any Holder using the Registered Exchange Offer to participate in a distribution of the New Securities (x) cannot under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if, among other circumstances, the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that, at the time of the consummation of the Registered Exchange Offer:

(i) any New Securities received by such Holder will be acquired in the ordinary course of business;

(ii) such Holder has not engaged in, and does not intend to engage in, the distribution of the New Securities, and has no arrangement or understanding with any person to participate in the distribution of the New Securities within the meaning of the Act;

(iii) such Holder is not an Affiliate of the Company, as such term is interpreted by the Commission; and

(iv) such Holder is not holding Securities that have the status of an unsold allotment in the Initial Placement.

Such Holder shall have made such other representations as the Company may determine to be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the Act available or for the Exchange Offer Registration Statement to be declared effective.

(f) If any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Company and the Guarantors shall issue and deliver to such Initial Purchaser or the person purchasing New Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of New Securities, provided such New Securities will not have the same CUSIP number as the New Securities issued pursuant to the Registered Exchange Offer unless the CUSIP Service Bureau permits such issuance of New Securities with the same CUSIP number, and provided further that any New Securities issued to the Initial Purchasers pursuant to the foregoing shall continue to bear any legends and continue to be subject to any transfer restrictions required under the Indenture. The Company and the Guarantors shall use commercially reasonable efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

(g) Interest on each New Security will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the date of the original issue of the Securities.

3. Shelf Registration. (a) If (i) due to any change in applicable law or interpretations thereof by the Commission’s staff, the Company and the Guarantors determine upon advice of outside counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Registered Exchange Offer is not consummated within 225 days of the Original Issue Date; (iii) any Initial Purchaser so requests with respect to Securities (or New Securities issued in respect thereof) that are not eligible to be exchanged for New Securities in the Registered Exchange Offer, and that are held by it following consummation of the Registered Exchange Offer; or (iv) any Holder (other than an Initial Purchaser) is not eligible to participate in the Registered Exchange Offer or does not receive freely transferable New Securities in the Registered Exchange Offer (it being understood that the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of

New Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such New Securities being not “freely transferable”), the Company and the Guarantors shall effect a Shelf Registration Statement in accordance with subsection (b) below.

(b) (i) The Company and the Guarantors shall as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to this Section 3), file with the Commission and shall use commercially reasonable efforts to cause to be declared effective under the Act on or prior to the later of (A) the 210th day following the Original Issue Date and (B) the 90th day after being so required or requested, a Shelf Registration Statement relating to the offer and sale of the applicable Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution reasonably elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further that with respect to New Securities received by any Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company and the Guarantors may, if permitted by then current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii) Subject to Section 4(k)(ii), the Company and the Guarantors shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of (A) the first anniversary thereof, (B) the date upon which all the Securities or New Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, exchanged pursuant to DTC’s mandatory exchange procedures for 144A securities for unrestricted notes with the same CUSIP as the New Securities or are no longer outstanding (the “Shelf Registration Period”). The Company and the Guarantors shall be deemed not to have used commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if the Company or the Guarantors voluntarily take any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company or the Guarantors, as applicable, in good faith and for valid business reasons (not including avoidance of the Company’s or the Guarantors’ obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted pursuant to Section 4(k)(ii) hereof.

(iii) The Company and the Guarantors shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

4. Additional Registration Procedures. In connection with any Exchange Offer Registration Statement and, to the extent applicable, any Shelf Registration Statement, the following provisions shall apply.

(a) The Company and the Guarantors shall:

(i) furnish to the Initial Purchasers and to counsel for the Holders, a reasonable period prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and, upon request, shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably propose;

(ii) include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv) in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders and have complied with the terms hereof.

(b) The Company and the Guarantors shall ensure that:

(i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act; and

(ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company and the Guarantors shall advise the Initial Purchasers, the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by any Initial Purchaser or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; provided that prior to the effectiveness of such Registration Statement, the Company and the Guarantors need only advise the Initial Purchasers of any such request;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided that prior to the effectiveness of such Registration Statement, the Company and the Guarantors need only advise the Initial Purchasers of the happening of any such event.

(d) The Company and the Guarantors shall use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e) The Company and the Guarantors shall furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein) and documents incorporated by reference.

(f) The Company and the Guarantors shall, during the Shelf Registration Period, promptly deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company and the Guarantors consent to the use of the Prospectus after the effectiveness of the applicable Registration Statement to which such Prospectus relates or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g) The Company and the Guarantors shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein) and documents incorporated by reference.

(h) The Company and the Guarantors shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i) Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Company and the Guarantors shall arrange, if necessary, for the qualification of the Securities or the New Securities for sale under the laws of such United States jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company or the Guarantors be obligated to qualify to do business in any jurisdiction where they are not then so qualified or to take any action that would subject them to service of process in suits or taxation, other than those arising out of the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where they are not then so subject.

(j) The Company and the Guarantors shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request, as applicable.

(k) (i) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company and the Guarantors shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, other than with respect to any Deferral Period, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchasers, the Holders of the Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

(ii) Upon the occurrence or existence of a possible acquisition or business combination or other transaction, business development or event involving the Company that may require disclosure in the Exchange Offer Registration Statement or the Shelf Registration Statement and the Company determines in the exercise of its reasonable judgment that such disclosure is not in the best interests of the Company and its stockholders, the Company shall promptly give notice to the Holders that the availability of the Exchange Offer Registration Statement or the Shelf Registration, as the case may be, is suspended, provided that such notice shall not require the Company to disclose the possible acquisition or business combination or other transaction, business development or event if the Company determines in good faith that such acquisition or business combination or other transaction, business development or event should remain confidential. Upon receipt of any such notice, no Holder shall sell any Securities or New Securities, as applicable, pursuant to the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 4(k)(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Upon the abandonment, consummation or termination of the possible acquisition or business combination or other transaction, business development or event, or the availability of the required financial statements with respect to a possible acquisition or business combination, the suspension of the use of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, pursuant to this paragraph shall cease and the Company shall promptly notify the Holders that the use of the Prospectus contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, as amended or supplemented may resume. The period during which the availability of the Shelf Registration or the Exchange Offer Registration Statement, as the case may be, and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any three-month period or 90 days in any 365-day period.

(l) Not later than the effective date of the applicable Registration Statement, the Company and the Guarantors shall provide a CUSIP number for the Securities or the New Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

(m) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the applicable Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the applicable Registration Statement.

(n) The Company and the Guarantors shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

(o) The Company and the Guarantors may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company and the Guarantors, as applicable, such information regarding the Holder and the distribution of such securities as the Company or the Guarantors may from time to time reasonably require for inclusion in such Registration Statement. The Company and the Guarantors may exclude from such Shelf Registration Statement the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request or any Holder that does not agree in writing to be bound by all of the provisions of this Agreement applicable to such Holder.

(p) In the case of any Shelf Registration Statement, the Company and the Guarantors shall enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to the Majority Holders and the managing underwriter or underwriters).

(q) In the case of any Shelf Registration Statement, the Company and the Guarantors shall:

(i) make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such Holders or any such underwriter (collectively, the “Inspectors”) all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries as are reasonably necessary to enable them to exercise any applicable due diligence responsibilities and cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that prior to any such disclosure, each Inspector shall agree in writing in a form reasonably acceptable to the Company that such Inspector will keep such information confidential and not disclose any such information received hereunder (subject to customary carve-outs, including for any disclosure required by the Federal securities laws); provided, further, that to the extent the foregoing inspections shall be made contemporaneously by more than one Holder, to the extent practicable there shall be one law firm (plus, to the extent reasonably necessary, one local counsel in each applicable jurisdiction) retained by all such Holders to make such investigation;

(ii) make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and selling security holders in secondary offerings, as applicable, and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to the underwriters, if any, covering such matters as are customarily covered in opinions requested by selling security holders and underwriters, as applicable, in underwritten offerings;

(iv) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings or secondary offerings, as applicable; and

(v) deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The actions set forth in clauses (iii), (iv) and (v) of this paragraph (q) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

(r) In the case of any Exchange Offer Registration Statement, the Company and the Guarantors shall, if requested by an Initial Purchaser, or by any Exchanging Dealer:

(i) make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as are reasonably necessary to conduct a due diligence investigation, and cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that prior to any such disclosure, each Inspector shall agree in writing in a form reasonably acceptable to the Company that such Inspector will keep such information confidential and not disclose any such information received hereunder (subject to customary carve-outs, including for any disclosure required by the Federal securities laws); provided, further, that to the extent the foregoing inspections shall be made contemporaneously by more than one Holder, to the extent practicable there shall be one law firm (plus, to the extent reasonably necessary, one local counsel in each applicable jurisdiction) retained by all such Holders to make such investigation;

(ii) make such representations and warranties to the requesting party, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the requesting party and its counsel), addressed to the requesting party, covering such matters as are customarily covered in opinions requested in underwritten offerings;

(iv) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the requesting party, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings, or to use commercially reasonable efforts, to obtain, if requested by the requesting party or its counsel in lieu of a “comfort” letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by the requesting party or its counsel; and

(v) deliver such documents and certificates as may be reasonably requested by the requesting party or its counsel, including those to evidence compliance with conditions customarily contained in underwriting agreements.

The foregoing actions set forth in clauses (iii), (iv) and (v) of this paragraph (r) shall, if requested, be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

(s) If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Company (or to such other person as directed by the Company) in exchange for the New Securities, the Company shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being cancelled in exchange for the New Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

(t) The Company and the Guarantors shall use commercially reasonable efforts if the Securities have been rated to confirm such ratings will apply to the Securities or the New Securities, as the case may be, covered by a Registration Statement.

(u) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the FINRA Rules) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company and the Guarantors shall use commercially reasonable efforts to assist such Broker-Dealer in complying with the FINRA Rules.

(v) Subject to the terms and conditions hereof, the Company and the Guarantors shall use commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

5. Registration Expenses. The Company and the Guarantors shall bear all expenses incurred in connection with the performance of their respective obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Cravath, Swaine & Moore LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith.

6. Indemnification and Contribution. (a) The Company and each Guarantor jointly and severally agree to indemnify and hold harmless each Holder of Registrable Securities, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, the directors, officers, employees, Affiliates and agents of each such Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of either the Act or the Exchange Act (each, a “Participant”) against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantors by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Company and the Guarantors may otherwise have.

The Company and each Guarantor also jointly and severally agree to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) hereof to Losses of each underwriter, if any, of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

(b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company and each Guarantor, each of their respective directors, each of their respective officers who signs such Registration Statement and each person who controls the Company or any such Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and each Guarantor to each such Holder, but only with reference to written information relating to such Holder furnished to the Company and the Guarantors by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (as well as one local counsel in any relevant jurisdiction), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not contain any statement as to, or omission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then in lieu thereof, each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a New Security, applicable to the Security that was exchangeable into such New Security, as set forth in the Final Memorandum or the Purchase Agreement, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum or in the Purchase Agreement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), (i) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (ii) an indemnifying party that is a Holder of Securities or New Securities shall not be required to contribute any amount in excess of the amount by which (A) with respect to any Holder, the total price at which the Securities or New Securities sold by such indemnifying party to any purchaser, (B) with respect to any Initial Purchaser, the total consideration received by such Initial Purchaser pursuant to the Purchase Agreement, as the case may be, exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section, each person who controls a Participant within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Participant shall have the same rights to contribution as such Participant, and each person who controls the Company or any Guarantor within the meaning of either the Act or the Exchange Act, each officer of the Company and the Guarantor who shall have signed the Registration Statement and each director, employee and agent of the Company and any Guarantor shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Participant, the Company, any Guarantor or any of the indemnified persons referred to in this Section 6, and will survive the sale by a Participant of securities covered by a Registration Statement.

7. Underwritten Registrations. (a) If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders, provided such Managing Underwriter or Managing Underwriters are reasonably acceptable to the Company.

(b) No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Additional Interest. If (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement, as the case may be, is filed with the Commission by the 120th day following the Original Issue Date, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective by the 210th day following the Original Issue Date, (iii) the Registered Exchange Offer has not been consummated by the 255th day following the Original Issue Date and no Shelf Registration Statement has been filed, (iv) the Shelf Registration Statement has not been declared effective on or prior to the later of (A) the 210th day following the Original Issue Date and (B) the 90th day after the Company’s obligation to file a Shelf Registration Statement arises or (v) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (other than during any Deferral Period or as set forth below) in connection with resales of notes of New Securities in accordance with and during the periods specified in this Agreement (each such event referred to in clauses (i) through (v), a “Registration Default”), interest (“Additional Interest”) will accrue on the principal amount of the Securities and the New Securities (in addition to the stated interest on the Securities and the New Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured or are no longer continuing. Additional Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and at a rate of 0.50% per annum thereafter (it being understood and agreed that notwithstanding any provision to the contrary above, (A) if there are multiple Registration Defaults, there will be no duplication of Additional Interest, and the maximum Additional Interest shall be 0.50% per annum, (B) so long as any Securities or New Securities are not Registrable Securities, no Additional Interest shall accrue on such Securities or New Securities, and (C) a Holder of Registrable Securities who is not entitled to the benefits of a Shelf Registration Statement (i.e., such Holder has not elected to include information or has not agreed in writing to be bound by all of the provisions of this Agreement applicable to such Holder) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to such Shelf Registration Statement). A Registration Default referred to in cause (v) above will be deemed not to have occurred and be continuing in relation to a Shelf Registration

Statement or the related Prospectus if such Registration Default has occurred solely as a result of the filing of a post-effective amendment to such Shelf Registration Statement and for such time as is reasonably necessary to incorporate annual audited financial information, quarterly financial information or other required information where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders of the Securities to use the related Prospectus and the Company is using its commercially reasonable efforts to have such post-effective amendment declared effective.

9. No Inconsistent Agreements. Neither the Company nor any Guarantor has entered into, and agrees not to enter into, any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities outstanding; provided that with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of such Initial Purchaser; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder. Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement, as reasonably determined by the Company.

11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

(b) if to the Initial Purchasers, initially at the address or addresses set forth in the Purchase Agreement; and

(c) if to the Company or the Guarantors, initially at the address set forth below:

Attention: General Counsel

26 Technology Drive

Irvine, California, 92618

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers, the Company or the Guarantors by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company or the Guarantors thereto, subsequent Holders of Registrable Securities, and the indemnified persons referred to in Section 6 hereof (with respect to the provisions thereof). The Company and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Registrable Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18. Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Company or its controlled Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Guarantors and the several Initial Purchasers.

Very truly yours,

STANDARD PACIFIC CORP.

By:	/s/ Kenneth L. Campbell
Name: Kenneth L. Campbell Title: Chief Executive Officer

BARRINGTON ESTATES, LLC
By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

LAGOON VALLEY RESIDENTIAL, LLC
By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

STANDARD PACIFIC OF TONNER HILLS, LLC
By:	STANDARD PACIFIC CORP., ITS SOLE MEMBER

	By:	/s/ Kenneth L. Campbell
Name: Kenneth L. Campbell
Title: Chief Executive Officer

CH CONSTRUCTION, INC.

CH FLORIDA, INC.

HILLTOP RESIDENTIAL, LTD.
BY:	RESIDENTIAL ACQUISITION GP, LLC,
ITS GENERAL PARTNER

HSP ARIZONA, INC.

HWB CONSTRUCTION, INC.

HWB INVESTMENTS, INC.

RESIDENTIAL ACQUISITION GP, LLC

Signature Page to Exchange and Registration Rights Agreement

2021 Notes

SP COLONY INVESTMENTS, INC.

SP COPPENBARGER INVESTMENTS, INC.

STANDARD PACIFIC 1, INC.

STANDARD PACIFIC OF ARIZONA, INC.

STANDARD PACIFIC OF CENTRAL FLORIDA GP, INC.

STANDARD PACIFIC OF CENTRAL FLORIDA
BY:	STANDARD PACIFIC OF CENTRAL
FLORIDA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF FLORIDA GP, INC.

STANDARD PACIFIC OF JACKSONVILLE GP, INC.

STANDARD PACIFIC OF JACKSONVILLE
BY:	STANDARD PACIFIC OF
JACKSONVILLE GP, INC., ITS
GENERAL PARTNER

STANDARD PACIFIC OF LAS VEGAS, INC.

STANDARD PACIFIC OF ORANGE COUNTY, INC.

STANDARD PACIFIC OF SOUTH FLORIDA GP, INC.

STANDARD PACIFIC OF SOUTH FLORIDA
BY:	STANDARD PACIFIC OF SOUTH
FLORIDA GP, INC., ITS GENERAL
PARTNER

STANDARD PACIFIC OF SOUTHWEST FLORIDA GP, INC.

STANDARD PACIFIC OF SOUTHWEST FLORIDA

Signature Page to Exchange and Registration Rights Agreement

2021 Notes

BY:	STANDARD PACIFIC OF SOUTHWEST
FLORIDA GP, INC., ITS GENERAL
PARTNER

STANDARD PACIFIC OF TAMPA GP, INC.

STANDARD PACIFIC OF TAMPA
BY:	STANDARD PACIFIC OF TAMPA GP, INC., ITS GENERAL PARTNER

STANDARD PACIFIC OF TEXAS, INC.

STANDARD PACIFIC OF THE CAROLINAS, LLC

STANDARD PACIFIC OF WALNUT HILLS, INC.

WESTFIELD HOMES USA, INC.

By:	/s/ Kenneth L. Campbell

Name:	Kenneth L. Campbell
Title:	Chief Executive Officer

STANDARD PACIFIC OF COLORADO, INC.

By:	/s/ John P. Moroney

Name:	John P. Moroney
Title:	Chief Executive Officer & President

Signature Page to Exchange and Registration Rights Agreement

2021 Notes

The foregoing Agreement is hereby confirmed and

accepted as of the date first above written.

Citigroup Global Markets Inc.

By	/s/ David Leland
Name: David Leland
Title: Director

Signature Page to Exchange and Registration Rights Agreement (2021 Notes)

J.P. Morgan Securities LLC

By:	/s/ Kenneth A. Lang
Name: Kenneth A. Lang
Title: Managing Director

Signature Page to Exchange and Registration Rights Agreement (2021 Notes)

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ James Scott
Name: James Scott
Title: Managing Director

Signature Page to Exchange and Registration Rights Agreement (2021 Notes)

Credit Suisse Securities (USA) LLC

By:	/s/ Eric Anderson
Name: Eric Anderson
Title: Vice Chairman

Signature Page to Exchange and Registration Rights Agreement (2021 Notes)

Deutsche Bank Securities Inc.

By: Deutsche Bank Securities Inc.

By:	/s/ Edwin E. Roland
Name: Edwin E. Roland
Title: Managing Director

By: Deutsche Bank Securities Inc.

By:	/s/ Stephanie L. Perry
Name: Stephanie L. Perry
Title: Managing Director

Signature Page to Exchange and Registration Rights Agreement (2021 Notes)

SCHEDULE 1

Guarantors

Barrington Estates, LLC	Standard Pacific of Southwest Florida GP, Inc.
CH Construction, Inc.	Standard Pacific of Tampa GP, Inc.
CH Florida, Inc.	Standard Pacific of Texas, Inc.
HSP Arizona, Inc.	Standard Pacific of the Carolinas, LLC
HWB Construction, Inc.	Standard Pacific of Tonner Hills, LLC
HWB Investments, Inc.	Standard Pacific of Walnut Hills, Inc.
Lagoon Valley Residential, LLC	Westfield Homes USA, Inc.
SP Colony Investments, Inc.	Hilltop Residential, Ltd.
SP Coppenbarger Investments, Inc.	Residential Acquisition GP, LLC
Standard Pacific 1, Inc.	Standard Pacific of Central Florida, General Partnership
Standard Pacific of Arizona, Inc.	Standard Pacific of Jacksonville, General Partnership
Standard Pacific of Central Florida GP, Inc.	Standard Pacific of South Florida, General Partnership
Standard Pacific of Colorado, Inc.	Standard Pacific of Southwest Florida, General Partnership
Standard Pacific of Florida GP, Inc.	Standard Pacific of Tampa, General Partnership
Standard Pacific of Jacksonville GP, Inc.
Standard Pacific of Las Vegas, Inc.
Standard Pacific of Orange County, Inc.
Standard Pacific of South Florida GP, Inc.

ANNEX A

Each broker-dealer that receives new securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities. The company has agreed that, starting on the effective date of the registration statement to which this prospectus relates and ending on the close of business 180 days after such date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.

A-1

ANNEX B

Each broker-dealer that receives new securities for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. See “Plan of Distribution”.

B-1

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives new securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. The company has agreed that, starting on the effective date of the registration statement to which this prospectus relates and ending on the close of business 180 days after such date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until the time periods prescribed by applicable securities laws lapse, all dealers effecting transactions in the new securities may be required to deliver a prospectus.

The company will not receive any proceeds from any sale of new securities by brokers-dealers. New securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period of 180 days after the effective date of the registration statement to which this prospectus relates, the company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Act.

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ANNEX D

Rider A

PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Rider B

The undersigned represents to the Company:

•	that it is acquiring the New Securities in the ordinary course of its business;

•

that its has not engaged in, and does not intend to engage in, the distribution of the New Securities, and has no arrangement or understanding with any person to participate in a distribution of the New Securities within the meaning of the Act;

•	that it is not an affiliate of the Company within the meaning of Rule 405 of the Act and as interpreted by the Commission; and

•	that it is not holding securities that have the status of an unsold allotment in the initial offering of the securities.

If the undersigned is a Broker-Dealer that will receive New Securities for its own account in exchange for Securities, the undersigned further represents to the Company:

•	that the Securities to be exchange for New Securities were acquired by it as a result of market-making activities or other trading activities; and

•

it acknowledges that it will deliver a prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

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